Galena Biopharma Announces Proposed Public Offering of Common Stock and Warrants

Portland, Oregon, September 12, 2013 — Galena Biopharma, Inc. (NASDAQ: GALE), a biopharmaceutical company focused on developing and commercializing innovative, targeted oncology treatments to address major unmet medical needs to advance cancer care, announced today that it intends to offer shares of its common stock and warrants to purchase shares of its common stock in an underwritten public offering. The shares of common stock and warrants to purchase common stock are being offered as units. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Oppenheimer & Co. Inc. is acting as sole book-running manager for the proposed offering.
The company intends to use the net proceeds of the offering for the commercialization of its first commercial product, Abstral® (fentanyl) Sublingual Tablets, and its ongoing Phase 3 NeuVax™ (nelipepimut‑S) PRESENT (Prevention of Recurrence in Early-Stage, Node-Positive Breast Cancer with Low to Intermediate HER2 Expression with NeuVax Treatment) clinical trial and other clinical trials of its product candidates, and general corporate purposes.
The securities described above are being offered by the company pursuant to a "shelf" registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (SEC) on June 12, 2013. A preliminary prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com, or by accessing the SEC’s website at www.sec.gov.
Before investing in the offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about the company and the offering.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Galena Biopharma
Galena Biopharma, Inc. is a Portland, Oregon-based biopharmaceutical company commercializing and developing innovative, targeted oncology treatments that address major unmet medical needs to advance cancer care. For more information, please visit us at www.galenabiopharma.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed public offering and the intended use of proceeds from the offering and statements about the progress of the commercialization of Abstral and the development of the company’s product candidates. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. These forward-looking statements also are subject to risks, uncertainties and assumptions, including those detailed from time to time in the company’s filings with the SEC, and represent the company’s views only as of the date they are made and should not be relied upon as representing the company’s views as of any subsequent date. The company’s actual results may differ materially from those contemplated by these forward-looking statements. The company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

Contacts:
Remy Bernarda
+1 (503) 405-8258
rbernarda@galenabiopharma.com

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